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EXHIBIT 23.2

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41787) pertaining to the Psychemedics Corporation 1989 Incentive Stock Option Plan, the 1989 Non-Qualified Stock Option Plan, the 1991 Non-Qualified Stock Option Plan and Non-Qualified Stock Option Agreements pursuant to Written Compensation Agreements, (Form S-8 No 33-50712) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 33-66942) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 333-12403) pertaining to the 1989 Employee Stock Option Plan and the 1989 Non-Qualified Stock Option Plan, (Form S-8 No. 333-39968) pertaining to the 2000 Stock Option Plan, (Form S-3 No. 33-45332) and (Form S-3 No. 33-58970) pertaining to shares issued in private placements of our report dated February 6, 2004, with respect to the 2003 and 2002 financial statements of Psychemedics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                 /s/ Ernst & Young LLP

Boston, Massachusetts
March 28, 2005